Exhibit 1.5

FOURTH AMENDMENT TO THE LETTER AGREEMENT

This FOURTH AMENDMENT TO THE LETTER AGREEMENT is dated as of June 24, 2019 (the “Amendment”) is an amendment to the Letter Agreement dated as of March 12, 2019, as amended by the first amendment to the Agreement on April 4, 2019, the second amendment to the Agreement on May 20, 2019, and the third amendment to the Agreement on June 19, 2019 (the letter together with all amendments, the “Agreement”), by and between Knightscope, Inc. (the “Company”) and Maxim Group LLC (together with its owned or controlled subsidiaries, “Maxim” or the “Placement Agent”), collectively the “Parties”.

WHEREAS, the Parties wish to provide for certain amendments to the terms of the Agreement in order to provide that the indemnification obligations of the Company be extended to the “selling group participant(s)” referred to in the Agreement.

NOW, THEREFORE, the parties hereby amend the Agreement, and agree as follows:

1.	Indemnification. The Company agrees that the indemnification provisions set forth in Section 6 and Exhibit A of the Agreement shall also be apply to any selling group participant retained in connection with the Offering, including but not limited to StartEngine.

2.	No Other Amendments. Except as expressly amended by this Amendment, the Agreement remains in full force and effect.

3.	Governing Law. All rights and obligations hereunder will be governed by the laws of the State of New York, without regard to the conflicts of law provisions of such jurisdiction.

4.	Modification. Any provision of this Amendment may be amended, waived or modified only upon the written consent of the Company and the Placement Agent.

5.	Counterparts. This Amendment may be executed in counterparts, each of which shall be declared an original, but all of which together shall constitute one and the same instrument.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Very truly yours,

Maxim GROUP LLC

By:	/s/ Clifford A. Teller
Name: Clifford A. Teller
Title: Executive Managing Director, IB

Address for notice:
405 Lexington Avenue
New York, NY 10174
Attention: James Siegel, General Counsel Email: jsiegel@maximgrp.com

Accepted and Agreed to as of

the date first written above:

KNIGHTSCOPE, INC.

By:	/s/ William Santana Li
Name: William Santana Li
Title: CEO

Address for notice:

Knightscope, Inc.

1070 Terra Bella Avenue

Mountain View, CA 94043

Attention: William Santana Li

Email: wsl@knightscope.com

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